Exhibit 99.1

Alkami Announces Fourth Quarter 2021 Financial Results

PLANO, Texas (February 23, 2022) — Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami”), a leading cloud-based digital banking solutions provider for U.S. banks and credit unions, today announced results for its fourth quarter and full year ending December 31, 2021.

Fourth Quarter 2021 Financial Highlights
•GAAP total revenue of $42.4 million, an increase of 27% compared to the year-ago quarter;
•GAAP gross margin of 55%, compared to 58% in the year-ago quarter;
•Non-GAAP gross margin of 57%, compared to 58% in the year-ago quarter;
•GAAP net loss of ($13.3) million, compared to ($12.5) million in the year-ago quarter; and,
•Adjusted EBITDA loss of ($4.4) million compared to ($3.0) million in the year-ago quarter.

Full Year 2021 Financial Highlights
•GAAP total revenue of $152.2 million, an increase of 36% compared to 2020;
•GAAP gross margin of 55%, compared to 53% in 2020;
•Non-GAAP gross margin of 57%, compared to 53% in 2020, an expansion of over 350 basis points;
•GAAP net loss of ($46.8) million compared to ($51.4) million in 2020; and,
•Adjusted EBITDA loss of ($22.0) million compared to ($23.4) million in 2020.

Comments on the News
Alex Shootman, Chief Executive Officer, said, “In the fourth quarter, we closed 22 new logos, renewed five clients and delivered record add-on sales performance, resulting in the most successful sales quarter in our 12-year history. Our performance demonstrates the strength of the Alkami platform and the resilience of market demand for digital transformation.”

Shootman added, “I am confident that Alkami has the right strategy. With our sustained focus on talent and technology, we are committed to helping our clients achieve their goals by providing the best digital banking platform the market has to offer. Going forward, we will succeed by enhancing our business banking portfolio, investing in sales and marketing to support add-on sales, building out our platform capabilities, developing our talent, and remaining agile on the M&A front.”

“We delivered another strong quarter,” said Bryan Hill, Chief Financial Officer. “In 2021, we added approximately 2.7 million digital banking users to the Alkami platform, including approximately 950,000 in the fourth quarter, ending the year with nearly 12.4 million live registered users. We exited the quarter with annual recurring revenue of $169 million, up 32% compared to December 31, 2021. And our revenue per registered user continued to increase, ending the year at $13.68.”

2022 Financial Outlook
Alkami’s financial outlook is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement Regarding Forward-Looking Statements.”

Alkami is providing guidance for the first quarter ending March 31, 2022 of:
•GAAP total revenue in the range of $43.0 million to $44.0 million;
•Adjusted EBITDA loss in the range of ($5.5) million to ($4.5) million.

Alkami is providing guidance for its calendar year ending December 31, 2022 of:
•GAAP total revenue in the range of $188.0 million to $192.0 million;
•Adjusted EBITDA loss in the range of ($21.0) million to ($18.0) million.

Conference Call Information
The Company will host a conference call at 5:00 p.m. ET today to discuss its financial results with investors. A live webcast of the event will be available on the Alkami investor relations website at investors.alkami.com. In addition, a live dial-in will be available domestically at 1 (800) 708-4540 and internationally at 1 (847) 619-6397 using passcode 50279506. A replay will be available in the Investor Relations section of the Alkami website.

About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly and build thriving digital communities. The Alkami Platform is the digital banking and fraud mitigation platform of choice for over 300 financial institutions. Alkami's investments have resulted in a premium platform that has enabled it to replace older, larger and better-funded incumbents and provide clients with world-class experiences reflecting their individual digital strategies. To learn more, visit alkami.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to Alkami Technology, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its future cash flows and its financial outlook for the first quarter ending March 31, 2022 and for the full year ending December 31, 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. We may be required to revise the results contained herein upon finalizing our review of our quarterly results, which could cause or contribute to such differences. Factors that may materially affect such forward-looking statements include: Our limited operating history and history of operating losses; our ability to manage future growth; our ability to attract new clients and expand existing clients’ use of our solutions; our ability to maintain, protect and enhance our brand; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; our reliance on third-party software, content and services; our ability to effectively integrate our solutions with other systems used by our clients; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to successfully integrate acquired companies or businesses; our ability to comply with regulatory and legal requirements and developments; our ability to attract and retain key employees; the political, economic and competitive conditions in the markets and jurisdictions where we operate; our ability to maintain, develop and protect our intellectual property; our ability to respond to evolving technological requirements to develop or acquire new and enhanced products that achieve market acceptance in a timely manner; and our ability to estimate our expenses, future revenues, capital requirements, our needs for additional financing and our ability to obtain additional capital. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanation of Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of Alkami and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that Alkami believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Annual Recurring Revenue (ARR)” by aggregating annualized recurring revenue related to SaaS subscription services recognized in the last month of the reporting period as well as the next 12 months of expected implementation services revenues for all clients on the platform in the last month of the reporting period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients.

The company defines “Registered Users” as an individual or business related to an account holder of an FI client on our digital banking platform who has registered to use one or more of our solutions and has current access to use those solutions as of the last day of the reporting period presented. We price our digital banking platform based on the number of registered users, so as the number of registered users of our digital banking platform increases, our ARR grows. We believe growth in the number of registered users provides important information about our ability to expand market adoption of our digital banking platform and its associated software products, and therefore to grow revenues over time.

The company defines “Revenue per Registered User (RPU)” by dividing ARR for the reporting period by the number of registered users as of the last day of the reporting period. We believe RPU provides important information about our ability to grow the number of software products adopted by new clients over time, as well as our ability to expand the number of software products that our existing clients add to their contracts with us over time.

The company defines “Non-GAAP Cost of Revenues” as cost of revenues, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Gross Margin” as gross profit, plus (1) amortization of intangible assets and (2) stock-based compensation expense, all divided by revenue. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Research and Development Expense” as research and development expense, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) amortization of intangible assets, (2) stock-based compensation expense, (3) acquisition-related expenses, and (4) tender offer-related costs. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Net Loss” as net loss, plus (1) convertible preferred stock deemed and accrued dividends, (2) loss on financial instruments, (3) amortization of intangible assets, (4) stock-based compensation expense, (5) acquisition-related expenses, and (6) tender offer-related costs. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net loss before provision for income taxes, plus (1) loss on financial instruments, (2) interest expense, net, (3) amortization of intangible assets, (4) depreciation, (5) stock-based compensation expense, (6) tender offer-related costs, and (7) acquisition-related costs. The company believes adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(UNAUDITED)
	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$308,581	$166,790
Accounts receivable, net	20,821	14,103
Deferred implementation costs, current	6,272	4,745
Prepaid expenses and other current assets	9,487	7,598
Total current assets	345,161	193,236
Property and equipment, net	11,828	10,461
Deferred implementation costs, net of current portion	17,991	14,858
Intangibles, net	11,164	8,266
Goodwill	48,091	16,218
Other assets	2,275	6,127
Total assets	$436,510	$249,166
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities
Current portion of long-term debt	$1,563	$313
Accounts payable	3,649	360
Accrued liabilities	19,083	13,099
Deferred rent and tenant allowance, current	705	596
Deferred revenues, current portion	8,198	6,116
Total current liabilities	33,198	20,484
Long-term debt, net	23,053	24,566
Warrant liability	—	2,692
Deferred revenues, net of current portion	13,873	14,424
Deferred rent and tenant allowance, net of current portion	5,190	5,867
Deferred income taxes	85	—
Other non-current liabilities	16,500	1,393
Total liabilities	91,899	69,426
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, $0.001 par value, 0 and 72,799,602 shares authorized and 0 and 72,225,916 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	443,263
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 and 0 shares authorized and 0 and 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.001 par value, 500,000,000 and 101,671,156 shares authorized and 89,954,657 and 4,909,529 shares issued and outstanding as of December 31, 2021 and 2020, respectively	90	5
Additional paid-in capital	658,374	—
Accumulated deficit	(313,853)	(263,528)
Total stockholders’ equity (deficit)	344,611	(263,523)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$436,510	$249,166

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(UNAUDITED)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenues	$42,435	$33,325	$152,159	$112,142
Cost of revenues	19,288	14,072	68,352	52,986
Gross profit	23,147	19,253	83,807	59,156
Operating expenses:
Research and development	12,903	10,842	48,800	40,209
Sales and marketing	6,411	4,226	24,543	16,774
General and administrative	16,855	15,408	53,380	37,276
Total operating expenses	36,169	30,476	126,723	94,259
Loss from operations	(13,022)	(11,223)	(42,916)	(35,103)
Non-operating income (expense):
Interest income	123	9	487	55
Interest expense	(278)	(264)	(1,186)	(489)
Loss on financial instruments	—	(1,008)	(3,035)	(15,818)
Loss before income taxes	(13,177)	(12,486)	(46,650)	(51,355)
Provision for income taxes	172	—	172	—
Net loss	$(13,349)	$(12,486)	$(46,822)	$(51,355)
Less: cumulative dividends and adjustments to redeemable convertible preferred stock	—	(277)	(277)	(5,290)
Net loss attributable to common stockholders:	$(13,349)	$(12,763)	$(47,099)	$(56,645)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(2.46)	$(0.73)	$(11.78)
Weighted average number of shares of common stock outstanding:
Basic and diluted	88,813,890	5,195,515	64,510,456	4,809,533

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)
	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(46,822)	$(51,355)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,443	2,775
Stock-based compensation expense	14,535	1,954
Amortization of debt issuance costs	50	61
Loss on financial instruments	3,035	15,818
Deferred taxes	85	—
Changes in operating assets and liabilities:
Accounts receivable	(6,281)	(3,381)
Prepaid expenses and other current assets	352	(4,239)
Accounts payable and accrued liabilities	6,825	3,069
Deferred implementation costs	(4,659)	(3,768)
Deferred rent and tenant allowances	(568)	226
Deferred revenues	1,046	695
Net cash used in operating activities	(28,959)	(38,145)
Cash flows from investing activities:
Purchases of property and equipment	(1,120)	(2,147)
Capitalized software development costs	(2,577)	—
Acquisition of business	(18,326)	(25,073)
Net cash used in investing activities	(22,023)	(27,220)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	25,000
Principal payments on debt	(313)	—
Borrowings on line of credit	—	13,000
Payments on line of credit	—	(13,000)
Proceeds from stock option exercises	9,112	1,986
Proceeds from warrant exercises	645	—
Proceeds from ESPP issuance	3,005	—
Proceeds on sales of preferred stock, net of issuance costs	—	213,896
Deferred IPO issuance costs paid	(4,520)	(1,154)
Debt issuance costs paid	—	(135)
Payments on capital lease obligations	—	(11)
Repurchase of common stock	(3,497)	(3,207)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	192,810	—
Purchase of common stock in tender offer	—	(11,329)
Payment of Series B dividend	(4,969)	—
Net cash provided by financing activities	192,273	225,046
Net increase in cash and cash equivalents and restricted cash	141,291	159,681
Cash and cash equivalents and restricted cash, beginning of period	171,663	11,982
Cash and cash equivalents and restricted cash, end of period	$312,954	$171,663

ALKAMI TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)
(UNAUDITED)
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP total revenues	$42,435	$33,325	$152,159	$112,142

Annual Recurring Revenue (ARR)	$169,049	$127,987	$169,049	$127,987
Registered Users	12,355	9,680	12,355	9,680
Revenue per Registered User (RPU)	$13.68	$13.22	$13.68	$13.22

Non-GAAP Cost of Revenues
Set forth below is a presentation of the company’s “Non-GAAP Cost of Revenues.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP cost of revenues	$19,288	$14,072	$68,352	$52,986
Amortization of intangible assets	(350)	(118)	(704)	(118)
Stock-based compensation expense	(731)	(105)	(1,973)	(369)
Non-GAAP cost of revenues	$18,207	$13,849	$65,675	$52,499

Non-GAAP Gross Margin
Set forth below is a presentation of the company’s “Non-GAAP Gross Margin.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP gross margin	54.5%	57.8%	55.1%	52.8%
Amortization of intangible assets	0.9%	0.3%	0.4%	0.1%
Stock-based compensation expense	1.7%	0.3%	1.3%	0.3%
Non-GAAP gross margin	57.1%	58.4%	56.8%	53.2%

Non-GAAP Research and Development Expense
Set forth below is a presentation of the company’s “Non-GAAP Research and Development Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP research and development expense	$12,903	$10,842	$48,800	$40,209
Amortization of intangible assets	—	—	—	—
Stock-based compensation expense	(1,120)	(114)	(2,915)	(417)
Non-GAAP research and development expense	$11,783	$10,728	$45,885	$39,792

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s “Non-GAAP Sales and Marketing Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP sales and marketing expense	$6,411	$4,226	$24,543	$16,774
Amortization of intangible assets	(95)	(91)	(368)	(91)
Stock-based compensation expense	(419)	(46)	(1,028)	(147)
Non-GAAP sales and marketing expense	$5,897	$4,089	$23,146	$16,536

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s “Non-GAAP General and Administrative Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP general and administrative expense	$16,855	$15,408	$53,380	$37,276
Amortization of intangible assets	—	—	—	—
Stock-based compensation expense	(4,472)	(341)	(8,619)	(1,021)
Expenses related to tender offer	—	(6,091)	—	(6,091)
Acquisition-related expenses	(805)	(727)	(2,982)	(840)
Non-GAAP general and administrative expense	$11,579	$8,249	$41,779	$29,324

Non-GAAP Net Loss
Set forth below is a presentation of the company’s “Non-GAAP Net Loss.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(13,349)	$(12,763)	$(47,099)	$(56,645)
Convertible preferred stock deemed and accrued dividends	—	277	277	5,290
Provision for income taxes	172	—	172	—
Loss on financial instruments	—	1,008	3,035	15,818
Amortization of intangible assets	445	209	1,072	209
Stock-based compensation expense	6,742	606	14,535	1,954
Expenses related to tender offer	—	6,091	—	6,091
Acquisition-related expenses	805	727	2,982	839
Non-GAAP net loss	$(5,185)	$(3,845)	$(25,026)	$(26,444)

Adjusted EBITDA
Set forth below is a presentation of the company’s “Adjusted EBITDA.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net loss	$(13,349)	$(12,486)	$(46,822)	$(51,355)
Provision for income taxes	172	—	172	—
Loss on financial instruments	—	1,008	3,035	15,818
Interest expense, net	155	255	699	434
Amortization of intangible assets	445	209	1,072	209
Depreciation	614	596	2,371	2,566
Stock-based compensation expense	6,742	606	14,535	1,954
Expenses related to tender offer	—	6,091	—	6,091
Acquisition-related expenses	805	727	2,982	839
Adjusted EBITDA	$(4,416)	$(2,994)	$(21,956)	$(23,444)

Investor Relations Contact
Steve Calk
ir@alkami.com

Media Relations Contacts
Jennifer Cortez
jennifer.cortez@alkami.com

Audrey Pennisi
audrey@outlookmarketingsrv.com